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                                                                    EXHIBIT 99.2

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                                      NEWS
                                     RELEASE

                       [TRANSTEXAS GAS CORPORATION LOGO]

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FOR IMMEDIATE RELEASE
CONTACT: John Riney
Phone:   (281) 987-8600
Fax:     (281) 986-8865
Email:   ir@transtexasgas.com

                COURT CONFIRMS TRANSTEXAS PLAN OF REORGANIZATION

HOUSTON, February 7, 2000 -- TransTexas Gas Corporation (OTCBB: TTGGQ) announced today that the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, has signed an order confirming the Company's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code. The Plan will take effect and be consummated on the Effective Date, which is expected to be as soon as is practicable.

On the Effective Date, the Company's existing securities, including a $450 million Senior Secured Note, $115.8 million of Subordinated Notes and all of its issued and outstanding shares of common stock will be canceled. The Company will issue $200 million in New Senior Secured Notes, shares of New Senior Preferred Stock, shares of New Junior Preferred Stock, shares of New Common Stock, Warrants to purchase additional shares of New Common Stock, and cash to the holders of the Senior Secured Note claim.

Holders of the Subordinated Notes and old common stock, as well as holders of general unsecured claims, will receive no direct distributions under the Plan. However, the holders of the Senior Secured Note claim have agreed to reallocate a portion of their Plan distribution as follows: (i) holders of Subordinated Note claims will receive either cash, shares of New Senior Preferred Stock, or Shares of New Junior Preferred Stock, (ii) holders of general unsecured claims will receive cash and shares of New Senior Preferred Stock, and (iii) holders of old common stock will receive shares of New Common Stock and Warrants. Other classes of creditors will receive distributions as outlined in the Plan.

Holders of allowed claims and interests as of 5:00 p.m. (CST) on February 15, 2000 (the Distribution Record Date) will be entitled to participate in Plan distributions. The Company also expects, in


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Except for the historical information contained herein, the matters set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as fluctuations in natural gas and crude oil pricing over which the Company has no control, the ultimate success of exploration drilling programs, the competitive nature of the oil and gas exploration, development and production industries and the uncertainties associated with the drilling, completing and operating of natural gas and oil wells. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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connection with the consummation of the Plan, to execute a $52.5 million exit financing facility and amend its existing DIP Credit Agreement and Revolving Accounts Receivable Credit Facility.

The Company will be filing a Current Report on Form 8-K with the Securities and Exchange Commission within the next 15 days setting forth in more detail the terms of the Plan. The very brief summary set forth above is qualified in its entirety by reference to the Plan, a copy of which will be attached to the Form 8-K. The Company's SEC filings are available on the Internet at http://www.sec.gov/cgi-bin/srch-edgar?transtexas+adj+gas. Creditors and stockholders can also obtain a copy of the Plan from the Company by sending a written request to Investor Relations, TransTexas Gas Corporation, 1300 North Sam Houston Parkway East, Suite 310, Houston, Texas 77032.















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Except for the historical information contained herein, the matters set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as fluctuations in natural gas and crude oil pricing over which the Company has no control, the ultimate success of exploration drilling programs, the competitive nature of the oil and gas exploration, development and production industries and the uncertainties associated with the drilling, completing and operating of natural gas and oil wells. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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